ECOtality Media: Jan Helbing jan@antennagroup.com (415) 977-1912	ECOtality Investor Relations: Ronald A. Both ron@liolios.com (949) 574-3860	ChargePoint Media: Anne Smith Anne.smith@chargepoint.com (408) 313-8089

ECOtality and ChargePoint Establish Interoperability Company, Collaboratev, LLC

Collaboratev provides drivers access to EV charging stations on any affiliated network.

SAN FRANCISCO and CAMPBELL, Calif. March 7, 2013 – ChargePoint, Inc. and ECOtality, Inc. (NASDAQ:ECTY) announced today the formation of Collaboratev, LLC. Collaboratev will enable charging network interoperability, exchange session data and allow financial billing reconciliation services among electric vehicle charging networks. The new company will actively encourage other charging network providers to join as affiliates and enable EV drivers throughout the United States to seamlessly charge among all affiliated charging networks. ChargePoint and ECOtality will connect the ChargePoint and Blink networks to Collaboratev later this year.

Collaboratev’s objectives include:

•	Provide EV drivers with easy access to participating charging stations using common authentication credentials
•	Enable one bill for all charging usage
•	Accurately provide aggregated EV charging station location data
•	Utilize open national interoperability standards

“Interoperability for EV drivers is another milestone in the widespread adoption of electric vehicles,” said Pat Romano, president and CEO of ChargePoint, Inc. “Collaboratev will give EV drivers access to all stations, locations, availability and mapping features in the public domain.”

“This is a clear sign of market maturation by establishing a seamless process for EV drivers to charge across networks,” stated Ravi Brar, CEO of ECOtality. “As industry leaders, we want to ensure we are always putting the needs of our customers first. We are fostering an open ecosystem and invite others to join us in making it easy for EV drivers nationwide to get the charge they need whenever and wherever they are.”

“The creation of a vendor agnostic payment processing and authentication system for EV charging would alleviate consumer concern of being tied to one charging network and would therefore make electric vehicles more attractive to mainstream vehicle buyers,” said John Gartner, research director of smart transportation at Pike Research.

For more information regarding this joint venture, please visit www.collaboratev.com.

About ChargePoint

ChargePoint is the largest online network of independently owned EV charging stations operating in 14 countries. ChargePoint provides everything an EV station owner needs to deliver turnkey electric vehicle charging services in their parking lots. For drivers, ChargePoint provides state-of-the-art features including the ability to locate, reserve and navigate to unoccupied charging stations with online tools and mobile applications. ChargePoint locations may be found online and are included on the free ChargePoint mobile applications for iPhone and Android. The ChargePoint network is open to all charging station manufacturers.

About ECOtality, Inc.
ECOtality, Inc. (NASDAQ:ECTY), headquartered in San Francisco, California, is a leader in clean electric transportation and storage technologies. Through innovation, acquisitions, and strategic partnerships, ECOtality accelerates the market applicability of advanced electric technologies to replace carbon-based fuels. For more information about ECOtality, Inc., please visit www.ecotality.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the Company's actual results to differ materially from those indicated in the forward-looking statements.

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